Exhibit 10.3

DAKTRONICS, INC.
2020 STOCK INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION TERMS AND CONDITIONS

1.     Grant of Option. The Options evidenced by the Daktronics Inc. Grant Agreement (the “Agreement”) to which these Terms and Conditions are attached are granted by Daktronics, Inc. (the “Company”) to the Recipient under the Daktronics, Inc. 2020 Stock Incentive Plan (the "Plan") (a copy of which has been provided to you), these Terms and Conditions, and the Agreement. The Plan is in all respects controlling except where expressly supplemented in these Terms and Conditions or the Agreement.

2.    Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, these Terms and Conditions and the Agreement shall be construed in accordance with the provisions of the Plan. Any capitalized terms not otherwise defined in these Terms and Conditions and the Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan, the Agreement and these Terms and Conditions and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon all persons, including the Company and the Recipient, in respect of any questions arising under the Plan, the Agreement, or these Terms and Conditions. To the extent any provision in the Agreement or these Terms and Conditions is inconsistent with any provision of the Plan, the Plan shall govern.

3.    Method of Exercise. The Option may be exercised in whole or in part by giving notice to the Company in such form as the Company may adopt from time to time. Such notice shall specify the number of shares of Stock subject to the Option being purchased and shall be accompanied by payment in full therefor. The total exercise price of the Option shall be paid to the Company by (i) cash, (ii) certified or bank check, (iii) to the extent permitted by law, promissory note, (iv) to the extent permitted by law, by delivering irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company sale or loan proceeds to pay the exercise price, or (v) by tendering to the Company (by actual delivery of Stock or attestation) shares of Stock that have been held by the Recipient for a minimum holding period determined by the Company, the Fair Market Value of which is equal to the total Exercise Price.

4.    Exercise Following Termination of Employment or Service. If the Recipient’s employment or service with the Company, any Parent Corporation or any Subsidiary terminates:

(a)
if the termination of employment or service is due to the Recipient’s death or Disability, the Option shall thereafter be exercised, to the extent it was exercisable at the time of the Recipient’s death or Disability, by the Recipient, the legal representative of the Recipient’s estate, or the legatee under the Recipient’s will, but it may not be exercised after one year from the date of such death or Disability or the expiration of the stated term of the Option, whichever period is shorter, and the portions of all Options that are not vested at the time of such death or Disability shall automatically terminate at such time; and

(b)
if the termination of employment or service is for any reason other than death, Disability or a Change in Control Termination, the vested portions of the Option shall be exercisable for three months from the date of such termination or the expiration of the stated term of the Option, whichever period is shorter, and the unvested portions of the Option shall terminate upon such termination of employment or service.

Notwithstanding the foregoing, no provision in this Section 4 shall extend the exercise period of the Option beyond its termination date.

5.     Change in Control Termination. Upon the occurrence of a Change in Control Termination, any portion of the Option that is then outstanding and not exercisable shall immediately become exercisable.

6.    Nontransferability. The Recipient may not transfer this Option except by will or the laws of descent and distribution.

7.    Rights as a Shareholder. The Recipient and his/her legal representative or legatee shall not be deemed for any purpose to be the owner of any shares of Stock subject to the Option and shall not have dividend, voting or other rights of a shareholder with respect to such shares unless, until and to the extent that (i) the Company shall have issued and delivered to the Recipient the shares of Stock for which the Option shall have been exercised, (ii) the

Exhibit 10.3

Recipient’s name shall have been entered as a shareholder of record on the books of the Company with respect to such shares of Stock, and (iii) if the shares of Stock are in certificate form, the certificates representing the shares have been endorsed, transferred and delivered.

8.    Investment Intent. Prior to the issuance and delivery to the Recipient of shares of Stock pursuant to the exercise of the Option, the Recipient shall, if required by the Committee, demonstrate an intent to hold the shares of Stock acquired by exercise of the Option for investment and not with a view to resell or distribute such shares to the public by delivering to the Company an investment certificate or letter in such form as the Committee may require.

9.    Stop Transfer Orders. All certificates for Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock may then be listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

10.    Notices. Unless otherwise determined by the Committee, any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company, to the Corporate Secretary at the principal office of the Company and, in the case of the Recipient, to the Recipient’s address appearing on the books of the Company or to the Recipient’s residence or to such other address as may be designated in writing by the Recipient.

11.    Compliance with Laws. No shares of Stock will be issued under the Plan unless the issuance complies with all applicable provisions of law, including, without limitation, those relating to securities laws and stock exchange listing requirements.

12.    Successors. These Terms and Conditions shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Recipient and the beneficiaries, executors, administrators, heirs and successors of the Recipient.

13.    Validity/Invalidity. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and these Terms and Conditions shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

14.    Modifications. No change, modification or waiver of any provision of these Terms and Conditions shall be valid unless the same is in writing and signed by the parties hereto.

15.    Entire Agreement. The Agreement, these Terms and Conditions, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.